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                                                                   EXHIBIT 10.15

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406 * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION


                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                    BETWEEN

                                ROCHE BIOSCIENCE

                                      AND

                               ALANEX CORPORATION



                                 JUNE 27, 1996


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                                               *CONFIDENTIAL TREATMENT REQUESTED

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT


        THIS AGREEMENT is entered into on June 27, 1996 (the "Effective Date"), by the between ROCHE BIOSCIENCE, a division of Syntex (U.S.A.) Inc., a Delaware corporation, having offices at 3400 Hillview Avenue, Mail Stop R7-101, Palo Alto, California 94303 ("Roche Bioscience"), and ALANEX CORPORATION, a California corporation having offices at 3550 General Atomics Court, San Diego, California 92121 ("Alanex"). Roche and Alanex may be referred to herein as a "Party" or, collectively, as "Parties."

        WHEREAS, Alanex has developed and owns certain drug discovery technology and intellectual property rights, including feature extraction and chemical library design software, combinatorial organic synthesis methods, high throughput biological screening assays and medicinal chemistry;

        WHEREAS, Roche Bioscience, together with its Affiliates, has substantial experience in the pre-clinical and clinical development of therapeutic agents and the distribution, marketing and sale of such agents as pharmaceuticals;

        WHEREAS, the Parties desire to engage in collaborative research regarding a drug discovery and optimization program intended to discover or identify small molecule antagonists of ***** that have potential for being developed as therapeutic drugs, as generally described in the Research Plan (as defined below);

        WHEREAS, if the research collaboration is successful, the resulting compounds may have application in the therapeutic treatment of diseases in humans; and

        WHEREAS, Roche Bioscience and Alanex are interested in entering into a collaborative research and licensing arrangement under which Roche Bioscience shall develop and commercialize certain selected compounds resulting from such research.

        NOW, THEREFORE, the Parties agree as follows:

SECTION 1 DEFINITIONS

        As used herein, the following terms shall have the following meanings:

        1.1 "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with a Party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any Party, shall mean the possession (directly or indirectly) of at least 51% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity; provided, however, Genentech, Inc., with offices located at 460 Point San Bruno Boulevard, South San Francisco, California, 94080, shall not be considered an Affiliate of Roche Bioscience.


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                                               *CONFIDENTIAL TREATMENT REQUESTED

        1.2 "Agreement" means the present agreement together with all appendices and schedules.

        1.3 "Alanex Discovery Technology" means Alanex's proprietary drug discovery technology, pharmacophore directed parallel synthesis, including AlaSyn)(TM) for parallel organic chemical synthesis, LiBrain(TM) for design of exploratory and targeted chemical libraries, and Alanet(TM) for pharmacophore hypothesis generation.

        1.4 "Alanex Compound" means any Compound that is synthesized by Alanex at the direction of the Research Management Committee during the Research Term and within the scope of the Research Plan.

        1.5 "Alanex Know-How" means Know-How which (a) Alanex or an Alanex Affiliate discloses to Roche Bioscience under this Agreement and (b) is at the Effective Date or during the Research Term within the control of Alanex or an Alanex Affiliate.

        1.6 "Alanex Compound Patent Rights" means all Patent Rights Controlled by Alanex or an Affiliate of Alanex necessary or appropriate for the full exploitation of the Field, where such Patent Rights cover (a) Inventions related to the Alanex Compounds made by employees or agents of Alanex or an Affiliate of Alanex after the Effective Date and prior to the end of the Research Term in connection with activities conducted pursuant to the Research Plan, or (b) any such Inventions which come under the Control of Alanex or its Affiliates after the Effective Date and prior to the end of the Research Term.

        1.7 "Collaboration" means the activities, rights and obligations of Alanex and Roche Bioscience encompassed in their relationship in accordance with the terms and conditions of the Research Plan.

        1.8 "Compound" means any compound or agent that exhibits a binding affinity to a molecular target equal to a pKi of seven (7) or greater targeted at the ***** receptor, the *** receptors (if the option is exercised in accordance with Section 5.2 hereof) or any replacement target substituted for ***** pursuant to Section 2.3 hereof.

        1.9 "Confidential Information" means all information and materials received by either Party from the other Party pursuant to this Agreement and all information and materials developed in the course of the Collaboration, including, without limitation, Know-How of each Party.

        1.10 "Control" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with any Third Party.

        1.11    "FDA" means the United States Food and Drug Administration.

        1.12 "Field" means the use of any Compound for the therapeutic treatment (including prophylactic treatment) of diseases and disorders in humans.


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                                               *CONFIDENTIAL TREATMENT REQUESTED

        1.13 "FIRST COMMERCIAL SALE" of a Product shall mean the first sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Product.

        1.14  "FTE" means one full time-equivalent qualified scientist.

        1.15 "INVENTION" means any discovery or invention made during the course of the Research and within the scope of the Research Plan.

        1.16 "KNOW-HOW" means techniques, data, materials and chemicals relating to the Field, including, without limitation, inventions, techniques, practices, methods, knowledge, know-how, skill, experience, test data, including pharmacological, toxicological and clinical marketing, sales and manufacturing data.

        1.17  "LEAD-COMPOUND" means any Roche Bioscience Compound or
Alanex Compound which compound (i) satisfies the Preclinical Development Criteria and (ii) is selected for development by Roche Bioscience pursuant to
Section 6.1.

        1.18 "LEAD COMPOUND PATENT RIGHTS" means all Patent Rights necessary or appropriate for the full exploitation of the Lead Compound.

        1.19 "MAJOR EUROPEAN COUNTRY" means Germany, France, United Kingdom, Italy, or Spain.

        1.20 "NDA" means a New Drug Application or Product License Application, as appropriate, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Products which are necessary for or included in FDA approval to market a Product, or the equivalent application in any other country.

        1.21  "Net Sales"*****************************************************
******************************************************************************
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******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************


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                                               *CONFIDENTIAL TREATMENT REQUESTED

        1.22 **************** means sub-type selective peptidic and non-peptidic antagonists and agonists to ************* that have been identified by Alanex or are in the public domain and are available through Alanex.

        1.23 "PATENT" means (i) valid and enforceable Letters Patent, including any extension (including Supplemental Protection Certificate), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, and (ii) pending applications for any of the foregoing.

        1.24 "PATENT PROTECTED" means that a Product is covered by a Valid Claim of Roche Bioscience Patent Rights or the Alanex Compound Patent Rights with respect to such Product.

        1.25 "PATENT RIGHTS" means all rights existing during or after the term of this Agreement under (a) patents (including inventor's certificates) that include one or more Valid Claims, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or the like and (b) pending applications for patents, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

        1.26 "PATENT COSTS" means the fees and expenses paid to outside legal counsel and other Third Parties, and filing, prosecution and maintenance expenses, incurred in connection with the establishment and maintenance of rights under Patents.

        1.27 "PHASE I" means that portion of the clinical development program which generally provides for the first introduction into humans of a product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the product, as more closely defined by the rules and regulations of the FDA and corresponding rules and regulations in other Major European Countries or Japan.

        1.28 "PHASE II" means that portion of the clinical development program which provides for the initial trials of a product on a limited number of patients for the primary purpose of evaluating safety, dose ranging and efficacy in the proposed therapeutic indication, as more closely defined by the rules and regulations of the FDA and corresponding rules and regulations in other Major European Countries or Japan.

        1.29 "PHASE III" means that portion of the clinical development program which provides for the continued trials of a product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired claims and indications, as more closely defined by the rules and regulations of the FDA and corresponding rules and regulations in other Major European Countries or Japan.

        1.30 "PRECLINICAL DEVELOPMENT" means the preclinical investigations and other work performed on a Lead Compound necessary to generate the data required to initiate clinical development, commencing at such time as the Lead Compound has been recommended for such preclinical development by the Research Management Committee and approved by Roche Bioscience.


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

        1.31 "PRECLINICAL DEVELOPMENT CRITERIA" means the preclinical development criteria set forth in Appendix A.

        1.32 "PRODUCT" means any form or dosage of an Alanex Compound or a Roche Bioscience Compound discovered or identified using the Alanex Discovery Technology during the course of this Collaboration or the manufacture, use or sale of which is otherwise covered by one or more of Alanex Compound Patent Rights and Alanex Know-How. Without limiting the foregoing, Product includes any analog of an Alanex Compound or Roche Bioscience Compound or any derivative compound developed from such compound using the Alanex Discovery Technology.

        1.33 "RESEARCH" means all work performed by Alanex and Roche Bioscience in the Field during the Research Term directed toward or in connection with the discovery, identification, synthesis and investigation of Compounds in accordance with the Research Plan.

        1.34 "RESEARCH MANAGEMENT COMMITTEE" means a committee of Alanex and Roche Bioscience employees as described in Section 3 below.

        1.35 "RESEARCH TERM" means the period commencing on the first of the month following the Effective Date and ending on the third anniversary of such commencement date, subject to extension as contemplated by Section 2.4 and subject to early termination in accordance with Section 13.

        1.36 "ROCHE BIOSCIENCE COMPOUND" means any Compound that is identified by Roche Bioscience prior to the Effective Date and is part of the Research. Roche Bioscience Compounds shall be listed on Schedule I and such Schedule I shall be updated from time to time.

        1.37 "ROCHE BIOSCIENCE KNOW-HOW" means Know-How which (a) Roche Bioscience discloses to Alanex under this Agreement, and (b) is at the Effective Date or during the Research Term within the Control of Roche Bioscience; provided, however, that Roche Bioscience Know-How shall not include Know-How of Affiliates of Roche Bioscience or under the Control of Affiliates of Roche Bioscience.

        1.38 "ROCHE BIOSCIENCE PATENT RIGHTS" means all Patent Rights Controlled by Roche Bioscience necessary or appropriate for the full exploitation of the Field, where such Patent Rights cover (a) inventions made prior to the Effective Date of this Agreement, (b) inventions made solely by employees or agents of Roche Bioscience after the Effective Date and prior to the end of the Research Term, or (c) inventions which come under the Control of Roche Bioscience after the Effective Date and prior to the end of the Research Term; provided, however, that Roche Bioscience Patent Rights shall not include Patent Rights of Affiliates of Roche Bioscience or under the Control of Affiliates of Roche Bioscience. A list of the Roche Bioscience Patent Rights as of the Effective Date is set forth on Schedule III.

        1.39 "ROYALTY TERM" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the later of (a) ten (10)


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                                               *CONFIDENTIAL TREATMENT REQUESTED

***** from the date of First Commercial Sale in such country; or (b) the expiration of the last to expire of the rights included in the Roche Patent Rights or the Alanex Compound Patent Rights covering such Products in such country.

        1.40 "THIRD PARTY" means any entity other than Alanex or Roche Bioscience or an Affiliate or sublicensee of Alanex or Roche Bioscience.

        1.41 "VALID CLAIM" means a claim of an issued patent which claim has not lapsed, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.


SECTION 2   RESEARCH COLLABORATION

        2.1 SCOPE OF COLLABORATION. Roche Bioscience and Alanex will conduct the Research on a collaborative basis with the goal of identifying Compounds which are subsequently characterized as Lead Compounds that are suitable for development into Products for commercialization.

        2.2 EXCLUSIVITY. During the Research Term, neither Alanex nor its Affiliates shall conduct or fund or enter into any agreement with any sublicensee or Third Party which provides for the conduct or funding of research, development or commercialization of products directed toward the Field except pursuant to the terms of this Agreement. During the Research Term, Roche Bioscience shall not enter into any agreement with a Third Party which provides for the conducting or funding of any research involving the application of combinatorial chemistry technologies with the objective of identifying a lead compound which has its primary mechanism of action through binding to the *************** (or any replacement target substituted for ******* pursuant to Section 2.3 hereof). If the **** option described in Section
5.2 is exercised by Roche Bioscience, the provisions set forth in this Section
2.2 shall be deemed amended to include the *******. Nothing herein shall limit the ability of the Parties to enter into agreements with contract research organizations, academic institutions, and similar entities for the performance of Research activities in the ordinary course of their respective businesses.

        2.3 TARGET SUBSTITUTION. At any time during the Research Term, the definition of Compound may be amended upon mutual written agreement of the Parties to provide for the substitution of a new molecular target.

        2.4 EXTENSION OF RESEARCH TERM. The Research Term shall commence on the first of the month following the Effective Date and shall continue at least until the third anniversary of the Effective Date. Not fewer than 180 days prior to the third anniversary of the Effective Date, each Party shall inform the other whether it wishes to continue the Research. If both Parties wish to continue the Research, the Parties shall negotiate in good faith during such 180-day period in order to define mutually acceptable terms for an extension of the Research Period. If the Parties are unable to agree upon mutually agreeable terms for an extension of the Research Period, such failure to agree shall not be considered a breach of the terms of this Agreement and the Research Term shall not be extended.

SECTION 3  RESEARCH MANAGEMENT COMMITTEE

        3.1 Formation of Research Management Committee. The Research will be managed by the Research Management Committee comprised of an equal number of members appointed by each of Roche Bioscience and Alanex; provided that the size of the Research Management Committee shall not exceed a total of eight members. Either Party may appoint substitute or replacement members of the Research Management Committee to serve as their representatives. The initial members of the Research Management Committee will be appointed by the Parties within 30 days following the Effective Date. The Research Management Committee shall have the responsibility and authority to: (a) plan and monitor the Research, (b) assign tasks and responsibilities under the Research Plan to Alanex and Roche Bioscience, respectively, subject to the terms and conditions of this Agreement which may not be amended except in accordance with Section
16.11 hereof (c) review and modify the Research Plan, as it shall deem appropriate to achieve the Parties' objectives under this Agreement, subject to the terms and conditions of this Agreement which may not be amended except in accordance with Section 16.11 hereof (d) review data related to Compounds to evaluate whether such Compounds satisfy the Preclinical Development Criteria, and (e) recommend Compounds to Roche Bioscience for selection as Lead Compounds. Notwithstanding the provisions of this Section 3.1, the Research Management Committee shall not have the authority to amend the Preclinical Development Criteria.

        3.2 Meetings of Research Management Committee. The Research Management Committee will initially meet at least three times per year at locations and times to be determined by the Research Management Committee, with the intent of meeting at alternating locations in San Diego, California and Palo Alto, California, with each Party to bear all travel and related costs for its members.

        3.3 Decision-Making Process. All decisions made or actions taken by the Research Management Committee will be made unanimously by its members with the Alanex members cumulatively having one vote and the Roche Bioscience members cumulatively having one vote. Any disagreement which cannot be resolved by the vote of the Research Management Committee shall be referred to the appropriate officers of Alanex and Roche Bioscience for resolution under
Section 15.2. If a disagreement is still unresolved, Roche Bioscience shall make the final decision in its sole discretion. It is the intent of the Parties to resolve issues through the Research Management Committee whenever possible and to refer issues to the officers of Alanex and Roche Bioscience only when resolution through the Research Management Committee cannot be achieved.

SECTION 4  CONDUCT OF RESEARCH

        4.1 Research. The Parties agree that the Research shall be conducted in accordance with the initial Research Plan attached hereto as Exhibit A, as such Research Plan


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                                               *CONFIDENTIAL TREATMENT REQUESTED

may be amended from time to time in writing by the Research Management Committee. The Parties currently expect that, under the Research Plan, Alanex will have primary responsibility for Research relating to the identification of Compounds and Lead Compounds, and that Roche Bioscience will have primary responsibility for the pre-clinical development of all Lead Compounds.

        4.2 RESEARCH EFFORTS. Each Party shall use commercially reasonable and diligent efforts (as defined below) to perform its responsibilities under the Research Plan. In particular, Roche Bioscience will provide Research funding to Alanex pursuant to Section 8.1 to support at Alanex a minimum of *********** in Year 1, ************ in Year 2, and ********** in Year 3, all in
accordance with the Research Plan. In addition, Roche Bioscience shall have the option to increase the number of FTEs in a given year to up to ****** for such year, upon reasonable notice to Alanex. Except as expressly provided in Section 8.1, or as agreed from time to time by the Parties, each of Roche Bioscience and Alanex will bear all of its own expenses incurred in connection with the Research. As used herein, the term "commercially reasonable and diligent efforts" will mean, unless the Parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other products of similar scientific and commercial potential within the relevant product lines of Roche Bioscience and its Affiliates.

        4.3 AVAILABILITY OF RESOURCES. Each Party will maintain laboratories, offices and all other facilities necessary to carry out the Research. Each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Collaboration and in connection with any request from any regulatory agency, including, without limitation, regulatory, scientific, technical and clinical testing issues. Representatives of Alanex and Roche Bioscience may, upon reasonable notice and at times reasonably acceptable to the other Party (a) visit the facilities where the Collaboration is being conducted; and (b) consult informally, during such visits and by telephone and electronic mail, with personnel of the other Party performing work on the Collaboration.

        4.4 DISCLOSURE; REPORTS. During the Research Term, Roche Bioscience and Alanex will make available and, upon request, disclose to each other all Know-How regarding Compounds discovered or synthesized by Roche Bioscience or Alanex in the course of the Collaboration for use in accordance with this Agreement. All such Know-How which is significant will be disclosed to the other Party promptly after it is learned or its significance is appreciated. Each Party will make summary presentations of Research progress at each meeting of the Research Management Committee. Each Party will also communicate informally and through the Research Management Committee to inform the other of Research done under this Agreement. Each Party will provide the other with raw data in original form or photocopies thereof for any and all work carried out under this Agreement as reasonably requested by the other Party hereto. To avoid potential conflicts of interest, Alanex shall not disclose compound class or structural data to outside members of its Scientific Advisory Board. In addition and also to avoid potential conflicts of interest, Alanex shall not disclose compound class or structural data to outside members of its Board of Directors except as is necessary in order for the directors to fulfill their fiduciary duties as directors of Alanex.


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                                               *CONFIDENTIAL TREATMENT REQUESTED


SECTION 5  POTENTIAL EXPANSION OF THE FIELD

        5.1 MATERIAL TRANSFER AGREEMENT. The Parties agree to enter into a Material Transfer Agreement in the form attached hereto as Exhibit B as of the Effective Date (the "Material Transfer Agreement"). Pursuant to the terms of the Material Transfer Agreement, Alanex will provide Roche Bioscience with *** ******* for a 90-day period (the "Option Period") commencing on the Effective Date. During the Option Period, Roche Bioscience will conduct pharmacology studies employing the *************** After completion of the Option Period, Roche Bioscience will (i) return all unused materials to Alanex, and (ii) provide a written summary of research results of the research pharmacology to Alanex within 30 days of completion of the Option Period. With the written approval of Alanex, *********** may remain in the possession of the Roche Bioscience beyond the 90-day period, if both parties agree that additional testing is needed.

        5.2 OPTION TO EXPAND THE FIELD. At any time during the Option Period, Roche Bioscience may elect to expand the Field to include one or more *** ********************************************** Roche Bioscience shall notify
Alanex of such election in writing. Upon Roche Bioscience's election, (i) the definition of Compound as set forth in this Agreement shall be expanded as mutually agreed in writing by the Parties, (ii) the number of appropriately qualified scientists (measured on a full time equivalent basis) supported by the Research funding pursuant to Section 4.2 will be increased by an additional ************ in Year 1 and (iii) the Research funding to be provided by Roche Bioscience pursuant to Section 8.1 shall be increased on a pro-rata basis of ******** per FTE per year. At the end of year 1, the parties will address amending the Research Plan and the number of FTEs per year in order to further the Research with a comparable level of support to what is currently in the Research Plan.


SECTION 6  DEVELOPMENT

        6.1 SELECTION OF LEAD COMPOUNDS. Following the identification of a Compound, the further optimization and characterization of such Compound and the collection of data on such Compound, the Research Management Committee shall determine whether such Compound satisfies the Preclinical Development Criteria. The Research Management Committee shall notify Roche Bioscience in writing when a Compound is determined to have satisfied the Preclinical Development Criteria (the "RMC Notice"). Roche Bioscience shall have a 90-day period beginning on the date of the RMC Notice in which to select such Compound for development by providing written notice of such election to Alanex. If Roche Bioscience selects such Compound, the Compound will then be considered a Lead Compound for purposes of this Agreement and Roche Bioscience shall have the exclusive license to such Lead Compound, its analogues, all structurally-related compounds, and progenitors of the Lead Compound back to and including the predecessor Compound, as contemplated by Section 7.2. If Roche Bioscience does not select such Compound and if Roche Bioscience is not developing a structurally-related compound on which Roche Bioscience will be paying Milestones and Royalties under this Agreement, Alanex shall retain all rights to such Compound; provided, however, that Alanex cannot conduct any research with respect to or sublicense such Compound in the Field until termination of this Collaboration. If Roche


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Bioscience (or its Affiliates or sublicensees) terminates the development of a
Lead Compound and if Roche Bioscience (or its Affiliates or sublicensees) is not developing any other Lead Compound under this Agreement directed at the same molecular target, Alanex shall retain all rights to such Lead Compound; provided, however, that Alanex cannot conduct any research with respect to or sublicense such Lead Compound in the Field until termination of this Collaboration. Roche Bioscience can discontinue the development of a Lead Compound or Product at any time in its sole discretion.

        6.2 DEVELOPMENT ACTIVITIES. All preclinical and clinical development necessary or appropriate for the registration of Lead Compounds shall be designed and conducted by Roche Bioscience or its designees. Roche Bioscience will keep Alanex informed of the progress of development of each Lead Compound and Alanex may provide input with respect to development matters, as appropriate. Roche Bioscience will be responsible for selecting Lead Compounds for development. The expenses of all preclinical and clinical development of the Lead Compounds shall be paid by Roche Bioscience.

        6.3 DILIGENCE. Roche Bioscience shall use commercially reasonable and diligent efforts (as defined in Section 4.2 above) to develop each Lead Compound and commercialize each Product, taking into account the scientific and commercial potential for such Product. Alanex may provide 90 days written notice to Roche Bioscience if, in its opinion, Roche Bioscience is not using commercially reasonable and diligent efforts, in order for the Parties to discuss the situation and for Roche Bioscience to make diligent and continuing efforts to rectify the situation during such 90 day period. In the event that the Parties are unable to resolve their differences within such 90 day period, such dispute shall be submitted for resolution in accordance with Section 15.


SECTION 7  GRANT OF LICENSES

        7.1 RESEARCH LICENSE. Roche Bioscience grants to Alanex, during the Research Term, the non-exclusive paid-up worldwide license in the Field, with the right to grant sublicenses to Affiliates only, under the Roche Bioscience Patent Rights and Roche Bioscience Know-How to make and use methods and materials for the sole purpose of carrying out the Research.

        7.2 COMMERCIALIZATION LICENSE. Alanex hereby grants to Roche Bioscience an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses subject to Section 7.3 below, under the Alanex Compound Patent Rights and Alanex Know-How related to the Lead Compounds, to develop, make, have made, use, offer for sale, sell and import Products; provided, however, that except as specifically contemplated by Sections 6.1 and 6.2, Alanex shall have no right to use such Alanex Compound Patent Rights and Alanex Know-How related to the Lead Compounds, to develop, make, have made, use, offer for sale, sell and import Products during the term of this Agreement. No rights or licenses, express or implied, are granted to Roche Bioscience for the Alanex Discovery Technology.

        7.3 SUBLICENSES. Any sublicenses under this Section 7 shall contain terms comparable to Section 11, and no sublicense shall relieve Roche Bioscience or Alanex of any



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                                               *CONFIDENTIAL TREATMENT REQUESTED


obligation under this Agreement. Within 30 days after the grant of any sublicense, Roche Bioscience will provide written notice to Alanex of the granting of the sublicense.


SECTION 8  PAYMENT OBLIGATIONS

        8.1 RESEARCH FUNDING. Roche Bioscience agrees to fund the Research at Alanex during the Research Term in the amount of ******** per FTE per year. Such annual funding shall be payable in advance in four equal quarterly installments during each calendar year on or before January 1, April 1, July 1, and October 1. Any payment for a portion of a quarter shall be made on a pro rata basis. The first such payment shall be made on the Effective Date. Such annual Research funding shall be increased appropriately in the event that the Research Management Committee determines that the number of scientists conducting Research at Alanex should be increased.

        8.2 PROJECT INITIATION FEE. Roche Bioscience shall pay Alanex a non-refundable, non-contingent project initiation fee of $4,000,000, payable in two installments. The first payment of $2,000,000 shall be made upon the execution of this Agreement. The second payment of $2,000,000 shall be made on October 31, 1996.

        8.3 MILESTONE PAYMENTS. Within 30 days after receipt of notice that each of the milestones set forth below has been completed by Alanex, Roche Bioscience or any sublicensee of Roche Bioscience, Roche Bioscience shall pay to Alanex the non-refundable milestone payment set forth below:

                (a) upon the identification by Alanex of the first Compound directed at a particular molecular target, such as ********* with a Ki <100nM

                if *****************************************************       ********
                if *****************************************************       ********
                if ******************************************************      ********

                (b) ******** upon the selection by Roche Bioscience of the first Lead Compound directed at a particular molecular target, such as *****

                (c) ******* upon the initiation of Phase I for the first Product containing a Lead Compound directed at a particular molecular target, such as *****

                (d) ******* upon the initiation of Phase II for the first therapeutic indication for each Product containing a Lead Compound;

                (e) ********** upon the initiation of Phase III for the first therapeutic indication for each Product containing a Lead Compound;

                (f) ********** upon the first NDA approved for the first therapeutic indication for each Product containing a Lead Compound in the U.S.; and

                                               *CONFIDENTIAL TREATMENT REQUESTED


                (g) ********** upon the first NDA-equivalent filing approved for the first therapeutic indication for any Product containing a Lead Compound in a Major European Country or Japan.

The first achievement of each of the milestone events described in Section 8.3(a)-(c) need not be by the same Compound. Roche Bioscience will be obligated to make the milestone payments set forth above in Section 8.3(a)-(c) only one time with respect to each molecular target, such as *****. Notwithstanding the foregoing, separate Milestone Payments with respect to Section 8.3(d)-(g) shall not be paid with respect to any particular Product if it represents a change in form or dosage of such product for which Milestones have previously been paid.

        8.4  ROYALTIES

                (a) Roche Bioscience shall pay to Alanex the following royalty on Net Sales of each Product based on or incorporating any Lead Compound and sold by Roche Bioscience or its Affiliates or sublicensees:

                        (i) ** of Net Sales in all countries where Patent Protected on the portion of aggregate annual worldwide Net Sales up to ************* and

                        (ii) ** of Net Sales in all countries where Patent Protected on the portion of aggregate annual worldwide Net Sales exceeding
*************

                        (iii) **** of Net Sales in all countries where a Product is not Patent Protected.

                (b) If Roche Bioscience is required to pay royalties to a third party (other than an Affiliate of Roche Bioscience), to make, use or sell Product for which Roche Bioscience is currently paying royalties to Alanex to avoid infringing such third party's patent rights (the "Additional Royalties"), then the Royalties to be paid to Alanex by Roche Bioscience pursuant to this Agreement shall be ************************** of the amount of the Additional Royalties, provided, however, that at no time during the Royalty Term will Alanex receive less than a **** royalty on Net Sales whether or not there is Patent Protection.

                (c) Royalties for Net Sales of any Product in any given country shall be paid for a period equal to the Royalty Term for such Product in such country.

SECTION 9  PAYMENT; RECORDS; AUDITS

        9.1 PAYMENT; REPORTS. All royalty payments due to either Party under this Agreement shall be paid within 60 days of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales of Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made.

        9.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. Royalty payments and reports for the sale of Products shall be calculated and reported for each calendar quarter. With respect to each quarter, for countries other than the United States, whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be made as follows:

             (i) when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into Swiss Francs as computed in the central Roche's Swiss Francs Sales Statistics for the countries concerned, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System;

             (ii) when calculating the royalties on Net Sales, such conversion shall be at the average rate of the Swiss Franc to the United States dollar as retrieved from the Reuters System for the applicable calendar quarter.

All payments owed under this Agreement shall be made by wire transfer, unless otherwise specified by the receiving Party.

        9.3 LATE PAYMENTS. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of 1.5% per month; provided that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit any Party from exercising any other rights it may have as a consequence of the lateness of any payment.

        9.4  RECORDS AND AUDIT.

             (a) During the term of this Agreement and for a period of two years thereafter, Roche Bioscience shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit Alanex to confirm the accuracy of all payments due hereunder. Alanex shall have the right to cause an independent, major (big six) certified public accountant firm reasonably acceptable to Roche to audit such records to confirm Roche Bioscience's Net Sales for the preceding year. Any information obtained during such audit shall be treated as Confidential Information. Such audits may be exercised during normal business hours once a year upon at least thirty (30) working days' prior written notice to Roche Bioscience. Alanex shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the Net Sales reported by Roche Bioscience for such audited period. In such case, Roche Bioscience shall bear the full cost of such audit. The terms of this Section 9.4 shall survive any termination or expiration of this Agreement for a period of two years.

           (b) During the term of this Collaboration and for a period of two years thereafter, Alanex shall keep complete and accurate records documenting the time spent by Alanex employees in direct support of the Collaboration. Roche Bioscience shall have the right to audit such records to confirm Alanex time records and research costs for the preceding year upon thirty (30) working days' prior written notice. Such audits may be exercised during normal business hours once a year upon notice to Alanex.

         9.5 TAXES. All turnover and other taxes levied on account of the royalties and other payments accruing to each Party under this Agreement shall be paid by the Party receiving such royalty or other payment for its own account, including taxes levied thereon as income to the receiving Party. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by the Party making such payment to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Party entitled to the royalty. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

SECTION 10  PATENT RIGHTS AND INFRINGEMENT

        10.1 OWNERSHIP OF ROCHE BIOSCIENCE PATENTS AND ALANEX COMPOUND PATENTS. Alanex shall retain all right, title and interest in and to any Alanex Compound Patents and to the Alanex Discovery Technology, subject only to the exclusive licenses expressly granted herein. Roche Bioscience shall retain all right, title and interest in and to any Roche Bioscience Patents, subject only to the licenses expressly granted herein.

        10.2 DISCLOSURE OF PATENTABLE INVENTIONS. In addition to the disclosures required under Section 4.4, each Party shall provide to the other any invention disclosure submitted in the normal course and disclosing an Invention arising in the course of the Collaboration. Such Invention disclosures shall be provided to the other Party promptly after submission and in no event later than 30 days after the disclosure was submitted to patent counsel. In addition, the Research Management Committee will from time to time provide information relating to Inventions and will recommend to the Parties the filing of applications for Inventions it believes are patentable.

        10.3  PATENT FILINGS.

              (a)  Alanex Compounds.

                   (i) The Parties intend to establish broad patent protection for Alanex Compounds and other patentable inventions arising from the Research. The parties intend that Roche Bioscience shall file and prosecute all patent applications covering the Lead Compounds, but the parties recognize that some initial patent work may need to be performed prior to the selection of Alanex a Compound as a Lead Compound. Subject to the above, Alanex shall file and prosecute all patent applications covering Inventions containing claims which cover Alanex Compounds or other patentable inventions arising from the Research, provided, however, that Alanex shall give Roche Bioscience the right of first refusal to file and prosecute such Alanex Compound Patents on behalf of Alanex. If Roche Bioscience declines such opportunity, Alanex shall file and prosecute such Alanex Compound Patents, using counsel reasonably acceptable to Roche Bioscience. Upon selection of such Compound as a Lead Compound (the "Selection Date"), Alanex shall turn over to Roche Bioscience all files relating to such Patent filing and prosecution and Roche Bioscience shall have full responsibility for such Patent filing and prosecution. Roche Bioscience shall pay Alanex for all Patent Costs incurred up to the Selection Date of filing, prosecuting and maintaining such

Patents necessary to protect such Lead Compound. Alanex shall provide invoices of Patent Costs as costs are incurred and Roche Bioscience shall reimburse Alanex within 30 days of the invoice date. The Parties shall each bear their own internal costs and expenses of filing, prosecuting and maintaining such Alanex Compound Patents. Roche Bioscience shall maintain all Patents that issue on such applications.

                (ii) If Roche Bioscience elects not to handle the filing or prosecution of such Patent, Alanex shall provide Roche Bioscience with drafts of any patent application covering Alanex Compounds or other patentable inventions arising from the Research prior to filing that application, allowing adequate time for review and comment by Roche if possible; provided, however, that Alanex shall not be obligated to delay the filing of any patent application. Roche shall maintain any such patent application in confidence, pursuant to Section 11.

                (iii) If Alanex decides, at any time, not to file or maintain an application or a Patent as provided hereunder, it shall give Roche notice to this effect and upon such notice Roche shall have the right, but not the obligation, to file and maintain, such application or Patent, in its own name and at its own expense, and, if it so elects to file and maintain, Alanex shall assign to such other Party the rights in such application or Patent.

        (b)  Lead Compounds.

                (i) To the extent not previously filed in accordance with Subsection 10.3(a) above, Roche Bioscience shall file and prosecute all patent applications covering Inventions containing claims which cover Lead Compounds or other patentable inventions arising from the Research. Roche Bioscience shall bear all Patent Costs of filing, prosecuting and maintaining such Lead Compound Patents. Roche Bioscience shall maintain all Patents that issue on such applications.

                (ii) Roche Bioscience shall provide Alanex with drafts of any patent application covering Lead Compounds prior to filing that application, allowing adequate time for review and comment by Alanex if possible; provided, however, that Roche Bioscience shall not be obligated to delay the filing of any patent application. Alanex shall maintain any such patent application in confidence, pursuant to Section 11.

                (iii) If Roche Bioscience decides on a world-wide basis, at any time, not to file or maintain an application on all Lead Compound Patents as provided hereunder, it shall give Alanex notice to this effect and upon such notice Alanex shall have the right, but not the obligation, to file and maintain, such applications or Patents, in its own name and at its own expense, and, if it so elects to file and maintain, Roche Bioscience shall assign to such other Party the rights in such applications or Patents.

     10.4  ENFORCEMENT RIGHTS.

        (a) DEFENSE AND SETTLEMENT OF THIRD PARTY CLAIMS. If a Third Party asserts that a patent or other right owned by it is infringed by the manufacture, use or sale of any Product, Roche Bioscience shall be solely responsible for defending against any such assertions at its cost and expense.

                (b) INFRINGEMENT BY THIRD PARTIES WITH RESPECT TO PRODUCTS. If any Patent is infringed by a Third Party in any country in connection with the manufacture, use and sale of any Product in such country, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. Roche Bioscience shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, by counsel of its own choice against such third party in the name of Alanex and/or in the name of Roche Bioscience, and to join Alanex as a party plaintiff (at Roche Bioscience's expense) if required, and Alanex shall have the right, at its own expense, to be represented in any action involving an Alanex Patent by counsel of its own choice. If Roche Bioscience fails to bring an action or proceeding within a period of 120 days after having knowledge of infringement of an Alanex Patent, Alanex shall have the right to bring and control any such action by counsel of its own choice, and Roche Bioscience shall have the right to be represented in any such action by counsel of its own choice at its own expense. If one Party brings any such action or proceeding, the other Party agrees to be joined as a Party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit.

                (c) MONETARY AWARDS. Any damages or other monetary awards recovered shall be allocated first to the costs and expenses of the Party bringing suit, then to the costs and expenses, if any, of the other Party. Any amounts remaining shall be allocated two-thirds to the Party bringing suit and one-third to the other Party. A settlement or consent judgment or other voluntary final disposition of a suit under Sections 10.4(b) may be entered into only with the consent of the Party not bringing the suit, which consent shall not be unreasonably withheld.


SECTION 11  CONFIDENTIALITY

        11.1 NONDISCLOSURE. During the term of this Agreement and for a period of five years after termination thereof, each Party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third Party or use any Confidential Information for any purpose except (i) as expressly authorized by this Agreement, (ii) as required by law or court order, (iii) as provided in Section 11.3, or (iv) to its Affiliates. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

        11.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

                (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

                (b) is known by the receiving Party at the time of receiving such information, as evidenced by its records;

                (c) is hereafter furnished to the receiving Party by a third Party, as a matter of right and without restriction on disclosure;

                (d) is independently developed by the receiving Party without the aid, application or use of Confidential Information; or

                (e) is the subject of a written permission to disclose provided by the disclosing Party.

        11.3 FINANCIAL TERMS. The Parties agree that the material financial terms of this Agreement will be considered Confidential Information of both Parties. Notwithstanding the foregoing, either Party may disclose such terms as are required to be disclosed in its financial statements or under strictures of confidentiality to bona fide potential sublicensees. Either Party shall have the further right to disclose the material financial terms of this Agreement under strictures of confidentiality to any potential acquiror or merger partner.

        11.4 PUBLICATIONS. Each Party to this Agreement recognizes that the publication of papers regarding results of Research hereunder and other information resulting from the Collaboration, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any foreign patent application until such foreign patent application has been published. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including oral presentations and abstracts, which utilizes data generated from the Collaboration and/or includes Confidential Information of the other Party. Before any such paper is submitted for publication, the Party proposing publication shall deliver a complete copy to the other Party at least 45 days prior to submitting the paper to a publisher. The receiving Party shall review any such paper and give its comments to the publishing Party within 30 days of the delivery of such paper to the receiving Party. With respect to oral presentation materials and abstracts, the Parties shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing Party with appropriate comments, if any, but in no event later than 30 days from the date of delivery to the receiving Party. The publishing Party shall comply with the other Party's request to delete references to such other Party's Confidential Information in any such paper and agrees to withhold publication of same for an additional 180 days in order to permit the Parties to obtain patent protection, if either of the Parties deem it necessary, in accordance with the terms of this Agreement.


SECTION 12  REPRESENTATIONS, WARRANTIES AND COVENANTS

        12.1 CORPORATE POWER. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

        12.2 DUE AUTHORIZATION. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

        12.3 BINDING AGREEMENT. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

        12.4 DISCLAIMER OF WARRANTIES. The Parties understand that the Research will involve technologies that have not been approved by any regulatory authority and that neither Party guarantees the safety or usefulness of any Alanex Compound, Roche Bioscience Compound, Lead Compound or Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        12.5 MUTUAL INDEMNIFICATION. Each Party hereby agrees to save, defend and hold the other Party and its officers, directors, employees, consultants and agents harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses") resulting directly or indirectly from the manufacture, development, use, handling, storage, sale or other disposition of chemical agents, Compounds or Products by such Party, its Affiliates or sublicensees except to the extent such Losses result from the gross negligence or willful misconduct of the Party claiming a right of indemnification under this Section 12.5. In the event either Party seeks indemnification under this
Section 12.5, it shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the other Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other Party) in the defense of the claim.


SECTION 13  TERM AND TERMINATION

        13.1 TERM. The term of this Agreement will begin on the Effective Date and terminate at the end of the Royalty Term unless terminated earlier in accordance with the provisions of Section 13.2 or 13.3 or 13.4.

        13.2 TERMINATION BY MUTUAL AGREEMENT. After the expiration of the Research Term, the Parties may terminate this Agreement by written agreement executed by both

                                               *CONFIDENTIAL TREATMENT REQUESTED


Alanex and Roche Bioscience.

        13.3 TERMINATION FOR CAUSE. Either Party may terminate this Agreement upon 60 days' written notice upon the occurrence of any of the following:

                (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

                (b) Upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not cured such breach within the 60-day period following written notice of termination by the other Party.

        13.4 TERMINATION WITHOUT CAUSE. Following the end of the first twelve month of this Agreement, Roche Bioscience may terminate this Agreement at any time without cause upon six months notice, provided, however, that for the first three months of the notice period, Roche Bioscience shall ********************
********************************************************************************
previously agreed upon by the Research Management Committee for such **********
********************************************************************************
************************************************************* in existence at the time notice was given or (ii) the ******** previously agreed upon by the Research Management Committee for such ****************** period. At the end of the notice period, Roche Bioscience shall ******************************
*********************.

        13.5  EFFECT OF EXPIRATION OR TERMINATION.

                (a) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as otherwise specifically set forth in this Section 13 or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 7.2, 7.3, 8.4, 11, 12.4, 12.5, 13.5, 15 and 16 shall survive termination or expiration of this Agreement.

                (b) In the event that the Parties terminate this Agreement under Section 13.2 or Roche Bioscience terminates this Agreement under Section 13.3, without limiting any remedies otherwise available to Roche Bioscience,
(i) all licenses granted by Roche Bioscience to Alanex hereunder shall terminate and revert to Roche Bioscience, (ii) the licenses set forth in
Section 7.2 shall continue, and (iii) Alanex shall return to Roche Bioscience all Confidential Information of Roche Bioscience. The royalties owed by Roche Bioscience to Alanex shall be as set forth in Section 8.4, if Roche Bioscience terminates this agreement under Section 13.3.

                (c) In the event that the Parties terminate this Agreement under Section 13.2 or Alanex terminates this Agreement under Section 13.3, without limiting any remedies otherwise available to Alanex, (i) all licenses granted by Alanex to Roche hereunder shall terminate and revert to Alanex, and
(ii) Roche Bioscience shall return to Alanex all

Confidential Information of Alanex.

SECTION 14  PUBLICITY

        14.1 PUBLICITY REVIEW. Roche Bioscience and Alanex will jointly discuss and agree, based on the principles of Section 14.2, on any statement to the public regarding the execution and the subject matter of this Agreement, the Research to be conducted by the Parties under this Agreement, or any other aspect of this Agreement, except with respect to disclosures required by law or regulation. Within 30 days following the Effective Date, the Parties shall issue a joint press release. Neither party shall use the name of the other party in any public statement, prospectus, annual report, or press release without the prior written approval of the other party, which may not be unreasonably withheld or delayed, provided, however, that both parties shall endeavor in good faith to give the other party a minimum of five business days to review such press release, prospectus, annual report, or other public statement; and provided, further, that either party may use the name of the other party in any public statement, prospectus, annual report, or press release without the prior written approval of the other party, if such party is advised by counsel that such disclosure is required to comply with applicable law.

        14.2  STANDARDS.  In the discussion and agreement referred to in
Section 14.1, the principles observed by Roche Bioscience and Alanex will be accuracy, the requirements for confidentiality under Section 11, the advantage a competitor of Roche Bioscience or Alanex may gain from any public or Third Party statements under Section 14.1, the requirements of disclosure under any securities laws or regulations of the United States, including those associated with public offerings, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to Roche Bioscience and Alanex.

SECTION 15  DISPUTE RESOLUTION

        15.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 15 if and when a dispute arises under this Agreement between the Parties or among the Research Management Committee.

        15.2 DISPUTE RESOLUTION PROCEDURES. If the Parties or the Research Management Committee cannot resolve the dispute within 20 days of formal request by either Party to the other, any Party may, by written notice to the other, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within 30 days after such notice is received. Said designated officers are as follows:

        For Roche Bioscience:      Head of Neurobiology Business Unit

        For Alanex:                Chief Executive Officer

        15.3 ARBITRATION. Any such dispute arising out of or relating to this Agreement which is not resolved between the Parties or the Research Management Committee or the designated officers of the Parties pursuant to the foregoing shall be resolved by final and binding arbitration conducted in San Diego County, California under the then current Licensing Agreement Arbitration Rules of the American Arbitration Association ("AAA"); provided, however, that depositions shall be permitted as follows: each Party may take no more than three depositions with a maximum of six hours of examination time per deposition, and each such deposition shall take place in San Diego County, California, unless otherwise agreed by the Parties. The arbitration shall be conducted by one arbitrator who is knowledgeable in the subject matter which is at issue in the dispute and who is selected by mutual agreement of the Parties or, failing such agreement, shall be selected according to the AAA rules. In conducting the arbitration, the arbitrator shall apply the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of property. The arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages). The Parties shall share equally the arbitrator's fees and expenses pending the resolution of the arbitration unless the arbitrator, pursuant to its right but not its obligations, requires the non-prevailing Party to bear all or any portion of the costs of the prevailing Party. The decision of the arbitrator shall be final and may be sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party.

SECTION 16    MISCELLANEOUS

        16.1  ASSIGNMENT

              (a) Notwithstanding any provision of this Agreement to the contrary, either Party may assign any of its rights or obligations under this Agreement in any country in any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

              (b) Either Party may also assign its rights or obligations under this Agreement in connection with the sale of all or substantially all of its assets, or may otherwise assign its rights or obligations under this Agreement with the prior written consent of the other Party. This Agreement shall survive any merger of either Party with or into another Party and no consent for a merger or similar reorganization shall be required hereunder; provided, that in the event of such merger or in the event of a sale of all assets, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

              (c) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this

Agreement shall be void.

        16.2 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

        16.3 PAYMENT IN U.S. DOLLARS. All payments due to either Party under this Agreement shall be paid in U.S. Dollars.

        16.4 RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development with respect to and market products outside the Field using such Party's technology including Know-How and Patent Rights.

        16.5 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the Parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt addressed to the other at its address set forth above. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Either Party may by like notice specify an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

        16.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

        16.7 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

        16.8 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        16.9 INDEPENDENT CONTRACTORS. It is expressly agreed that Alanex and Roche Bioscience shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither Alanex nor Roche Bioscience shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of such other Party to do so.

        16.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        16.11 ENTIRE AGREEMENT. This Agreement and the Material Transfer Agreement between the Parties of even date herewith set forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

        IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

ROCHE BIOSCIENCE, A DIVISION OF                 ALANEX CORPORATION
SYNTEX (U.S.A.) INC.


By: /s/  James N. Woody                         By: /s/  Marvin R. Brown
    --------------------------------                ------------------------
         James N. Woody, M.D., Ph.D.                    Marvin R. Brown, M.D.
         President                                      President and Chief
                                                        Executive Officer

                                   APPENDIX A


                       Pre-clinical Development Criteria


All of the following criteria must be met to be considered a lead compound:

Affinity                        pKi of 8 or greater

Selectivity                     At least 100 fold affinity over other receptor
                                subtypes of the same receptor family or other
                                receptors as designated by the Research
                                Management Committee

Oral Bioavailability            Oral bioavailability in rat and one other
                                species of (greater than or equal to) 25%

Plasma Half-Life                Plasma half-life in rat greater than 4 hours



                              Appendix A - Page 1

                                               *CONFIDENTIAL TREATMENT REQUESTED



                                   SCHEDULE 1

                ************

                  *******


                              Schedule 1 - Page 1

                                               *CONFIDENTIAL TREATMENT REQUESTED


                                   Exhibit A
                             ******* RESEARCH PLAN


       GOAL: To identify and initiate the clinical development of a selective **************** antagonist.

    Phase I: Evaluate relevant pharmacophore information, establish high throughput assays, and initiate screening of Alanex compound database. Initiate development of new chemistry methodology for the synthesis targeted libraries.

Alanex computational chemistry will begin an analysis of the pharmacophore requirements for binding to the various ************** in order to facilitate the design of new combinatorial libraries with the goal of creating compounds that display selectivity for the ****************.

Alanex will obtain from Roche Bioscience cell lines that have been transfected with the human **************** and the protocol for the binding assay in order to adapt the assay for high throughput screening at Alanex. If necessary to expedite the project, Alanex will purchase membrane preparations prepared from cells that contain the receptor. Alanex will establish the ************** binding assay within six weeks of receiving the appropriate cell line from Roche Bioscience. Once the high throughput screen for **************** is established, testing of the Alanex compound database for activity at **************** will commence.

Alanex will begin development of new synthetic strategies in preparation for the development of targeted libraries, and in order to extend the range of exploratory libraries.

   Phase II:   Complete screening of Alanex database. Design, synthesize and screen targeted libraries. Initial determination of receptor selectivity.

Based on the results of screening and the computational modeling of known compounds, Alanex will design novel targeted libraries, using precursors synthesized at Alanex as well as those obtained from commercial sources. Active compounds will be tested for binding activity in a variety of assay systems in order to determine the selectivity profiles for different chemical series. The types of assays will be determined by the Research Management Committee. Modification of active compounds by both combinatorial and medicinal chemistry methods will proceed.

  Phase III:    Optimization of active compounds. Detailed pharmacological analysis of most active compounds. Establish optimization plan for most active series.

Highly active compounds will be extensively characterized and further optimized according to a plan established by the Research Management Committee.


                              Exhibit A - Page 1

THE RESEARCH MANAGEMENT COMMITTEE

Based on the Research Drug Discovery Plan, the Research Management Committee will hold an initial meeting, within 30 days of the signing of the Research Collaboration Agreement, to define the specific goals for the first 6 months of the collaboration.

The Initial representatives from Alanex will be:

        Alex Polinsky, Ph.D.        Vice President, Chemistry
        John May, Ph.D.             Director, Pharmacology
        Dale Dhanoa, Ph.D.          Director, New Lead Discovery

The Initial representatives from Roche Bioscience will be:

        Robin Clark, Ph.D.          Distinguished Scientist
        Graeme Martin, Ph.D.        Department Head, Receptor/Ion Channel Group
        Third Member                Open



                               Exhibit A - Page 2

                                   EXHIBIT B

                          Material Transfer Agreement



           Submitted as Exhibit 10.16 to this Registration Statement










                               EXHIBIT B - PAGE 1